UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 17, 2007

Atlas Air Worldwide Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-25732	13-4146982
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2000 Westchester Avenue, Purchase, New York		10577
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-701-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c) Michael L. Barna's employment as Senior Vice President and Chief Financial Officer of the Company, Atlas Air, Inc. and Polar Air Cargo LLC has ended as of the close of business on September 17, 2007. Mr. Barna will be leaving the Company to pursue other opportunities.

Jason Grant, currently Senior Vice President - Network Planning and Business Development at the Company, will succeed Mr. Barna as Senior Vice President and Chief Financial Officer for each of the above companies. His appointment is effective as of September 18, 2007.

Mr. Grant, age 35, had been Senior Vice President - Network Planning and Business Development since March 2007, after having been Vice President - Continuous Improvements since August 2006 and Vice President - Financial Planning and Analysis from May 2006. Prior thereto, he was a Staff Vice President responsible for the Company's consolidated budget, forecasting, capital planning and financial analysis from December 2004. Mr. Grant joined the Company in 2002 and held various finance and treasury positions before being named a Staff Vice President.

In connection with his election as Senior Vice President and Chief Financial Officer, Mr. Grant's annual base salary was increased from $275,000 to a rate of $300,000, subject to annual review.

No arrangement or understanding exists between Mr. Grant and any other person pursuant to which Mr. Grant was selected as an officer of the Company. There is no family relationship between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company and Mr. Grant. Mr. Grant is not a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject ot the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940. In addition, since the beginning of the Company's last fiscal year, there has been no transaction (or series of transactions), and there is no currently proposed transaction (or series of transactions), to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Grant or any member of his immediate family had or will have a direct or indirect material interest.

Mr. Grant owns beneficially an aggregate of 13,159 shares of the Company's Common Stock, including shares subject to vested options exercisable as of September 17, 2007 or within 60 days thereafter.

On September 18, 2007, the Company issued a press release relating to the above matters. A copy of that press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

99. Press Release of Atlas Air Worldwide Holdings, Inc. dated September 18, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Air Worldwide Holdings, Inc.

September 18, 2007	By:	Adam R. Kokas

Name: Adam R. Kokas
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99	Press Release of Atlas Air Worldwide Holdings, Inc. dated September 18, 2007